Exhibit 5.1

September 7, 2017

Yaron Tikotzky, Adv. (CPA)*

Eli Doron, Adv. & Notary

Ronen Kantor, Adv.

Azriel Cederboum, Adv.

Giora Gutman, Adv.

Rachel (Goren) Cavallero, Adv.

Gil Mor, Adv. & Notary**

Sharon Fishman, Adv. & Notary

Moti Hoffman, Adv. & Notary

Efrat Hamami, Adv.

Tamir Kalderon, Adv.

Asaf Gershgoren, Adv .& economist

Efi Ohana, Adv .& economist

Ron Soulema, Adv.

Sagiv Bar Shalom, Adv.

Ori Perel, Adv.

Asaf Hofman, Adv. & economist

David Rozen, Adv.

Israel Mark, Adv.

Amir Bar-dayan, Adv.

Sandrine Dray, Adv. & Notary***

Nahi Hamud, Adv.

Shmulik Cohen, Adv.

Yair Messalem, Adv.

Maayan Peled, Adv.

Igal Rosenberg, Adv.

Gili Yasu, Adv. & Notary

Lilach Cohen-Shamir, Adv.

Orit Peper, Adv.

Rivka Mangoni, Adv.

Israel Asaraf, Adv.

Jossef Prins, Adv.

Shay Almakies, Adv.& Notary

Yael Porat Kotzer, Adv.

Gali Ganoni, Adv.

Odelia Cohen-Shondorf, Adv.

Hasan Hasan, Adv.

Yana Shapiro Orbach, Adv.

Ronit Rabinovich, Adv.

Nidal Siaga, Adv.

Remon Zinaty, Adv.

Avi Cohen, Adv.

Amit Moshe Cohen, Adv.

Sonny Knaz, Adv.

Bat-El Ovadia, Adv.

Aharon Eitan, Adv.

Sivan Kaufman, Adv.

Iris Borcom, Adv.

Sivan Feldhamer, Adv.

Inbal Naim, Adv.

Roman Shalev, Adv.

Amir Keren, Adv.

Ariel Regev, Adv.

Inbal Harel Gershon, Adv.

Shirli Rahmani, Adv.

Omer Katzir, Adv.

Hadar Weizner, Adv. & economist

Noy Keren, Adv.

Eli Kulas. Adv. Notary & Mediator- Counselor

Jan Robinsohn,M.Jur. Adv. & Notary. Head of

Polish desk - Counselor ****

Giora Amir, Adv. Notary- Counselor

*Member of the New York State Bar

**Member of the Law Society in

    England & Wales

*** Accredited by the consulate of France

****Honorary Consul Of The Republic Of

Poland(ret.)

Cellect Biotechnology Ltd.

23 Hata’as Street,

Kfar Saba, 44425

Israel

Dear Sir and Madam:

Re: Cellect Biotechnology Ltd. - Ordinary Shares represented by American Depositary Shares

Dear Sir and Madam:

We have acted as Israeli counsel to Cellect Biotechnology Ltd. (the “Company”), a company organized under the laws of the State of Israel in connection with the issuance and sale of an aggregate of 10,622,720 ordinary shares, no par value per share, (the “Ordinary Shares”) represented by 531,136 American Depositary Shares (the “ADSs”) being offered by the Company, pursuant to the terms of securities purchase agreements dated September 7, 2017 between the Company and the investors party thereto. The ADSs are being issued pursuant to a registration statement on Form F-3 (Registration Statement No. 333-219614) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus dated August 17, 2017 contained in the Registration, and the prospectus supplement dated September 7, 2017, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act.

As counsel to the Company in Israel, we have examined copies of the Articles of Association, as amended, of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

Based on the foregoing, we advise you that in our opinion, the Ordinary Shares underlying the ADSs are duly authorized, legally issued, fully-paid and non-assessable.

We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 6-K to be filed with the Commission on September 7, 2017, which will be incorporated by reference in the Registration Statement, and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

 Very truly yours,

/s/ Doron Tikotzky Kantor Gutman Cederboum & Co.

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